UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2021

Winvest Group Ltd

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56204	27-2052033
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street Suite 880, Reno NV 89501	10036
(Address of principal executive offices)	(Zip Code)

(775) 996-0288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZYRX	N/A

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 17, 2021, Zyrox Mining International, Inc. (the “Company”), amended its articles of incorporation change its name to Winvest Group Limited (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on December 17, 2021, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 250 (the “Reverse”).

Item 8.01. Other Events

On December 29, 2021, FINRA declared the Name Change and the Reverse effective. Also on December 29, 2021, the Company was informed by FINRA that the Company’s ticker symbol would be changed to WNLV in twenty business days.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on December 17, 2021.

3.2	Certificate of Change, filed with the Secretary of State of the State of Nevada on December 17, 2021.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2022

Winvest Group Limited (formerly Zyrox Mining International, Inc.)

/s/ Wan Nyuk Ming
By:	Wan Nyuk Ming
Title:	Chairman

2